                                                                EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT


                                     Between

                     InterMedia Capital Management V, L.P.,

                                       and

                          InterMedia Partners IV, L.P.



                                   Dated as of

                                  July 26, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I             DEFINITIONS.........................................    1
      Section 1.1     Certain Defined Terms...............................    1

ARTICLE II            PURCHASE AND SALE...................................    2
      Section 2.1     Purchase and Sale of the Shares.....................    2
      Section 2.2     Purchase Price......................................    2
      Section 2.3     Closing.............................................    2

ARTICLE III           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
                      SELLER..............................................    2
      Section 3.1     Organization and Authority of Seller and RMHI.......    3
      Section 3.2     Capital Structure...................................    3
      Section 3.3     Equity Investments..................................    4
      Section 3.4     Ownership...........................................    4
      Section 3.5     No Conflict.........................................    4
      Section 3.6     Absence of Litigation...............................    4
      Section 3.7     Brokers.............................................    5
      Section 3.8     Debt................................................    5
      Section 3.9     Undisclosed Liabilities.............................    5

ARTICLE IV            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF
                      PURCHASER...........................................    5
      Section 4.1     Organization and Authority of Purchaser.............    5
      Section 4.2     No Conflict.........................................    5
      Section 4.3     Absence of Litigation...............................    6
      Section 4.4     Brokers.............................................    6

ARTICLE V             ADDITIONAL AGREEMENTS...............................    6
      Section 5.1     Further Action......................................    6
      Section 5.2     No Other Representations or Warranties..............    6

ARTICLE VI            CONDITIONS TO CLOSING...............................    7
      Section 6.1     Conditions to Obligations of Seller.................    7
      Section 6.2     Conditions to Obligations of Purchaser..............    8

ARTICLE VII           TERMINATION AND WAIVER..............................    8
      Section 7.1     Termination.........................................    8
      Section 7.2     Effect of Termination...............................    9

      Section 7.3     Waiver..............................................    9

ARTICLE VIII          GENERAL PROVISIONS..................................    9
      Section 8.1     Survival............................................   10
      Section 8.2     Expenses............................................   10
      Section 8.3     Notices.............................................   10
      Section 8.4     Public Announcements................................   11
      Section 8.5     Headings............................................   11
      Section 8.6     Severability........................................   11
      Section 8.7     Entire Agreement....................................   11
      Section 8.8     Assignment..........................................   11
      Section 8.9     No Third Party Beneficiaries........................   11
      Section 8.10    Amendment...........................................   12
      Section 8.11    Governing Law.......................................   12
      Section 8.12    Specific Performance................................   12
      Section 8.13    Counterparts........................................   12
      Section 8.14    Knowledge...........................................   12

                               PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is dated as of July 26, 1996 and is by and between INTERMEDIA PARTNERS IV, L.P., a California limited partnership ("Purchaser") and INTERMEDIA CAPITAL MANAGEMENT V, L.P., a California limited partnership ("Seller"),

                              W I T N E S S E T H:

         WHEREAS, Seller owns all of the issued outstanding shares of Class A Common Stock of Robin Media Holdings, Inc., a Nevada corporation ("RMHI"), which is the owner of all of the outstanding stock of Robin Media Group, Inc. ("RMG") (the "Shares"); and

         WHEREAS, Seller wishes to sell and assign to Purchaser, and Purchaser wishes to purchase and assume from Seller, the Shares;

         NOW, THEREFORE, Purchaser and Seller hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

         "Business Day" means any day which is not a Saturday or Sunday or which in New York, New York and San Francisco, California is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

         "Closing" has the meaning specified in Section 2.3(a).

         "Closing Date" has the meaning specified in Section 2.3(a).

         "Governmental Authority" means any United States, federal, state or local governmental, regulatory or administrative authority, agency or commission, or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

         "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         "Purchase Price" has the meaning specified in Section 2.2 of this Agreement.

                                   ARTICLE II

                                PURCHASE AND SALE

         Section 2.1 Purchase and Sale of the Shares. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Seller shall sell and assign to Purchaser, and Purchaser shall purchase from Seller, the Shares.

         Section 2.2 Purchase Price. Purchaser will pay to Seller for the Shares the purchase price of three hundred twenty-eight thousand dollars ($328,000) in cash (the "Purchase Price").

         Section 2.3 Closing. (a) Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California, at 10:00 a.m. local time, on or before July __, 1996, following the satisfaction of the conditions set forth in Article hereof, or at such other place and time or on such other date as the parties may agree (such date to be referred to as the "Closing Date").

         (b) At the Closing, Purchaser shall deliver to Seller (i) the Purchase Price by wire transfer in immediately available federal funds to a bank account to be designated by Seller and (ii) such instruments and documents of assumption of the Shares and all obligations whatsoever relating thereto as Seller may reasonably require to effectuate such assumption.

         (c) At the Closing Seller shall deliver to Purchaser such instruments and documents of assignment of the Shares as Purchaser may reasonably require to effectuate such assignment.

                                   ARTICLE III

                         REPRESENTATIONS, WARRANTIES AND
                              AGREEMENTS OF SELLER

         Seller hereby represents and warrants to and agrees with Purchaser as follows:

         Section 3.1 Organization and Authority of Seller and RMHI.

         (a) Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of its state of formation and, has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Purchaser) constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditor's rights generally and subject as to enforceability to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) RMHI is a corporation, duly organized, validly existing and in good standing under the laws of Nevada, its state of formation.

         Section 3.2 Capital Structure.

         (a) The authorized capital stock of RMHI consists of 3,650 shares of Common Stock and 12,000 shares of Preferred Stock. As of the date hereof: (i) 12,000 shares of Preferred Stock are issued and outstanding; (ii) 3,285 shares of Class A Common Stock are issued and outstanding; and (iii) 365 shares of Class B Common Stock are issued and outstanding.

         All of the outstanding Class A and Class B Common Stock and Preferred Stock of RMHI were issued in compliance with applicable federal and state securities laws, and no further registration, qualification or other compliance under such securities laws is required in connection with the sale of the Shares. All of the Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, RMHI's Certificate of Incorporation or Bylaws or any agreement to which Seller or RMHI is a party or is bound.

         (b) Except as set forth in Section , there are no equity securities of any class of RMHI, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, calls, rights, commitments or agreements of any character to which RMHI is a party or by which it is bound obligating RMHI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of RMHI or obligating RMHI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of RMHI.

         Section 3.3 Equity Investments. RMHI owns directly all of the outstanding capital stock of RMG. RMHI has pledged to certain banks all of the Preferred Stock of RMG.

         Section 3.4 Ownership. Seller has good title to the Shares and upon the Closing, Purchaser will have good title to the Shares, free and clear of all liens, claims and encumbrances and upon receipt by Seller of the Purchase Price and delivery by Seller of the instruments and documents of assignment referred to in Section , Purchaser will take all right, title and interest of Seller in and to the Shares, free and clear of all liens, claims and encumbrances other than created by or through Purchaser or any of its affiliates.

         Section 3.5 No Conflict. Except as may result from any facts or circumstances relating solely to Purchaser, the execution, delivery and performance of this Agreement by Seller do not and will not (a) conflict with or violate any Law or Governmental Order applicable to Seller or RMHI, (b) conflict with or violate any provision of the charter documents of Seller or RMHI or (c) conflict with or violate any agreement to which Seller or RMHI is a party which conflict or violation would reasonably be expected to result in Seller or RMHI being prevented or restrained from performing its obligations hereunder or result in any lien, claim, or encumbrance on the Shares.

         Section 3.6 Absence of Litigation. There are no Actions by or against Seller, RMHI or RMG or, to the knowledge of Seller, any of their respective affiliates, pending before any Governmental Authority which, if determined adversely, would materially adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no consent of any Government Authority is necessary for the sale of the Shares. Neither Seller, RMHI nor RMG nor, to the knowledge of Seller, any of their respective affiliates, is subject to any Governmental Order (nor, to the knowledge of Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) relating to or affecting the Shares or which would materially adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of Seller, there are no Actions by or against Seller, RMHI or RMG pending before any Governmental Authority and RMHI and RMG are not subject to any Governmental Order and there are no Governmental Orders threatened to be imposed by any Governmental Authority against RMHI or RMG. During the period from the date hereof until the Closing, Seller will apprise Purchaser of the institution or written threat of any Actions referred to in this Section and known to Seller.

         Section 3.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         Section 3.8 Debt. Seller has not, independent of RMHI or RMG corporate action, incurred any indebtedness for borrowed money on behalf of RMHI or RMG or created any obligation on behalf of RMHI or RMG and Seller agrees that, between the date hereof and the Closing Date, Seller will not, independent of RMHI action, incur any indebtedness for borrowed money on behalf of RMHI or RMG or create any obligation for which RMHI or RMG may be liable.

         Section 3.9 Undisclosed Liabilities. To the knowledge of Seller, RMHI and RMG do not have any liabilities, contingent or otherwise, not reflected on the most recent financial statements of RMHI and RMG.

                                   ARTICLE IV

             REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         Section 4.1 Organization and Authority of Purchaser. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by Seller) constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy reorganization, insolvency, moratorium or other similar laws affecting creditor's rights generally and subject as to enforceability to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 4.2 No Conflict. Except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement by Purchaser does not and will not (a) conflict with or violate any Law or Governmental Order applicable to Purchaser, (b) conflict with or violate any provision of Purchaser's certificate of incorporation or bylaws or (c) conflict with or violate any agreement to which Purchaser is a party which conflict or violation would reasonably be expected to result in Purchaser being prevented or restrained from performing its obligations hereunder.

         Section 4.3 Absence of Litigation. There are no Actions by or against Purchaser or any of its affiliates pending before any Governmental Authority which would, if adversely determined, materially adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. Except for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no consent of any Government Authority is necessary for the sale of the Shares. Purchaser is not subject to any Governmental Order (nor, to the knowledge of Purchaser, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which would materially adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. During the period from the date hereof until the Closing, Purchaser will apprise Seller and RMHI of the institution or written threat of any Actions or Governmental Order referred to in this Section and known to Purchaser.

         Section 4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1 Further Action. Each of the parties hereto shall use all reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         Section 5.2 No Other Representations or Warranties. Purchaser hereby acknowledges and agrees with Seller and RMHI as follows:

         THE SHARES ARE BEING SOLD ON AN "AS IS" "WITH ALL FAULTS" BASIS, AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE HEREOF, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OR WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE), WHETHER BY SELLER, ITS AFFILIATES, OR ANY OF THEIR AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE SHARES OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, ANY AFFILIATE OF PURCHASER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON OF ANY DOCUMENT OR OTHER INFORMATION BY SELLER, ANY OF ITS AFFILIATES, OR ANY OF THEIR OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         Section 6.1 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contem-plated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

         (a) Purchaser shall have delivered the Purchase Price and the instruments and documents of assumption in accordance with Section 2.3(b) hereof;

         (b) the representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects on the date hereof and on the Closing Date, as if made on each such date;

         (c) the covenants and agreements contained in this Agreement to be complied with by Purchaser at or prior to the Closing shall have been complied with in all material respects;

         (d) as of the Closing Date, no Action shall have been completed, pending or threatened against Seller or Purchaser that has or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement and there shall be in effect no Governmental Order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto;

         (e) Seller shall have received all necessary regulatory consents for the sale of the Shares;

         (f) Seller shall have received a certificate signed by a senior executive officer or general partner of Purchaser to the effect that the requirements of clauses (b), (c) and (d) above have been satisfied; and

         (g) Seller shall have received such other documents and certificates as it may reasonably request.

         Section 6.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

               (a) Seller shall have delivered the instruments and docu-ments of assignment in accordance with Section 2.3(c) hereof;

         (b) the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects on the date hereof and on the Closing Date, as if made on each such date;

         (c) the covenants and agreements contained in this Agreement to be complied with by Seller at or prior to the Closing shall have been complied with in all material respects;

         (d) as of the Closing Date, no Action shall have been completed, pending or threatened against Seller or Purchaser that has or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement and there shall be in effect no Governmental Order restraining or prohibiting the consummation of the transactions contemplated by this Agreement nor any proceedings pending with respect thereto;

         (e) Seller shall have received all necessary regulatory consents for the sale of the Shares;

         (f) Purchaser shall have received certificates signed by a senior executive officer or the general partner of Seller to the effect that the requirements of clauses (b), (d) and (e) above have been satisfied; and

         (g) Purchaser shall have received such other documents and certificates as it may reasonably request.

                                   ARTICLE VII

                             TERMINATION AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual written consent of Purchaser and Seller;

         (b) by Purchaser or Seller in the event that the Closing has not occurred by August 31, 1996;

         (c) by Purchaser or Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order decree, ruling or other action shall have become final and nonappealable;

         (d) by Purchaser if between the date hereof and the time scheduled for the Closing, Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Seller seeking to adjudicate them bankrupt or insolvent, or seeking arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

         (e) by Seller if, between the date hereof and the time scheduled for the Closing, Purchaser makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Purchaser seeking to adjudicate it bankrupt or insolvent, or seeking arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

         Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         Section 7.3 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party,
(b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by such other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 Survival. The representations and warranties of the parties hereto contained in this Agreement shall terminate immediately following completion of the Closing.

         Section 8.2 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         Section 8.3 Notices. All notices, requests, claims, demands, applications, services of process and other communications which are required to be or may be given under this Agreement will be in writing and will be deemed to have been duly given if sent by telecopy or facsimile transmission, answer back requested, or delivered by courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         (a)  if to Seller:

         InterMedia Capital Management V, L.P.
         235 Montgomery Street Suite 420
         San Francisco, CA 94104
         Attn:  Mr. Rodney M. Royse

With a copy to:

         Pillsbury Madison & Sutro LLP
         235 Montgomery Street
         San Francisco, CA 94104
         Attn:  Gregg Vignos, Esq.
         Facsimile:  (415) 983-1200
         Telephone:  (415) 983-1649

         (b)  if to Purchaser:

         InterMedia Partners IV, L.P.
         235 Montgomery Street Suite 420
         San Francisco, CA 94104
         Attn:  Mr. Rodney M. Royse
         Facsimile:  (415) 397-3978
         Telephone:  (415) 616-4600

or to such other address as any party will have furnished to the others by notice given in accordance with this Section . Such notice will be effective,
(i) if delivered in person or by courier, upon actual receipt by the intended recipient, or (ii) if sent by telecopy or facsimile transmission, when confirmation is received, or (iii) if mailed, upon the date of delivery as shown by the return receipt therefor (rejection or other refusal to accept or inability to deliver because of a change of address of which no notice was given shall be deemed to be receipt of notice).

         Section 8.4 Public Announcements. Except as required by Law, no party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties which consent shall not be unreasonably withheld or delayed; provided, however, that any party may at any time make announcements which are required by applicable law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other party of such requirement and discusses with the other party in good faith the exact wording of any such announcement.

         Section 8.5 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

         Section 8.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof.

         Section 8.8 Assignment. This Agreement may not be assigned by any party without the express written consent of the other parties (which consent may be granted or withheld in the sole discretion of such party).

         Section 8.9 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and, except as otherwise expressly provided herein, nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 8.10 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Seller and Purchaser.

         Section 8.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts executed in and to be performed entirely within that state.

         Section 8.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity.

         Section 8.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute an actual instrument.

         Section 8.14 Knowledge. For the purposes of this Agreement, "knowledge" of a party means the actual knowledge of key management personnel of such party.

         The parties have executed this Agreement as of the day and year first above written.

                                        INTERMEDIA CAPITAL MANAGEMENT V,
                                        L.P., a California limited
                                        partnership

                                           By INTERMEDIA MANAGEMENT, INC., a
                                              California corporation, as
                                              General Partner




                                           By /s/ Leo J. Hindery, Jr.
                                              ----------------------------------
                                                      Leo J. Hindery, Jr.
                                                          President


                                        INTERMEDIA PARTNERS IV, L.P., a
                                        California limited partnership
                                           By INTERMEDIA CAPITAL MANAGEMENT
                                              IV, L.P., a California limited
                                              partnership, as General Partner

                                           By INTERMEDIA MANAGEMENT, INC., a
                                              California corporation, as
                                              General Partner



                                           By /s/ Leo J. Hindery, Jr.
                                              ----------------------------------
                                                      Leo J. Hindery, Jr.
                                                          President